ARTICLES OF AMENDMENT

TO
ARTICLES OF INCORPORATION

OF

JACOB ACQUISITION CORP.

On July 28, 2008, the Board of Directors of Jacob Acquisition Corp. passed a resolution that Article XI of the Articles of Incorporation be amended by deleting Article XI entirely. The corporation is filing these Articles of Amendment to the Articles of Incorporation, pursuant to the Oklahoma General Corporation Act.

FIRST:

Article XI is amended by deleting Article XI in its entirety.

SECOND:

This amendment is effective as of July 28, 2008 at 5:00 pm.

THIRD:

This amendment to the Articles of Incorporation of the Corporation have been duly adopted in accordance with the provisions of the Oklahoma General Corporation Act.

FOURTH:

A majority of the shareholders approved the Amendment.

IN WITNESS WHEREOF the undersigned, the sole director of the Corporation, has executed this Amendment to the Articles of Incorporation this 28th day of July, 2008.

/s/   James A. Ditanna

James A. Ditanna, Chairman, President,

Secretary and Sole Director

WRITTEN CONSENT OF DIRECTORS
OF
Jacob Acquisition Corp.

July 28, 2008

The undersigned, being the sole Director of Jacob Acquisition Corp., an Oklahoma corporation (the "Company"), does hereby adopt by this Written Consent, pursuant to the Oklahoma General Corporation Law and in lieu of a meeting of the Board of Directors of the Company, the Resolutions set forth below, effective July 28, 2008.

WHEREAS the Board of Directors (the "Board") of the Company deems it advisable and in the company's best interest that the Company amend Article XI by deleting Article XI entirely.

NOW, THEREFORE, BE IT RESOLVED that the Company be, and it hereby is, authorized to complete the Amendment in substantially the form attached hereto as Exhibit "A", together with such changes and modifications as the officers of this Company shall in their sole and absolute discretion, deem appropriate and in the best interest of this Company, with such determination to be conclusively evidenced by their signatures on the Agreement; and

BE IT FURTHER RESOLVED that each and all of the actions of the officers of this Company taken to date in connection with the execution and delivery of the Amendment is hereby ratified and confirmed.

EFFECTIVE as of the date set forth above.

/s/   James A. Ditanna

James A. Ditanna, Chairman, President,

Secretary and Sole Director

WRITTEN CONSENT OF THE DIRECTORS OF
SA RECOVERY CORP.

July 28, 2008

WHEREAS, the Company has just completed what is commonly referred to as a Statutory A Reorganization, pursuant to Section 1081 of the Oklahoma General Corporation Laws, wherein the Company owns 1,000 shares as of today in Jacob Acquisition Corp.: and

WHEREAS, the Board of Directors have determined that these shares are valueless. worthless and should not constitute any entry upon the accounting records of the Company: and

WHEREAS, the Company does not intend to manage. execute. capitalize or further the interest of Jacob Acquisition Corp., at any time: and

WHEREAS. the Company has obviously not managed, controlled, or taken any action of any kind with reference to Jacob Acquisition Corp., wherein Jacob Acquisition Corp. is merely an indirect by-product of the Statutory A Reorganization and not an alter ego of the Company: and

WHEREAS, the Board of Directors believes it in the best interest of the Company to immediately deliver and return the 1,000 shares to the Board of Directors of Jacob Acquisition Corp. for immediately cancellation as of today's date, such that the Company will no longer be shown upon the books and records of Jacob Acquisition Corp.'s stock registrar and that the incident of ownership was only as of this 28`h day of July, 2008: and

WHEREAS. the Board of Directors of Jacob Acquisition Corp. wish to amend their Certificate of Incorporation by deleting Article XI from the Articles of Incorporation: and

WHEREAS, consent is hereby given to file the Certificate of Amendment thereby authorizing same and to provide any explanations within the Certificate deemed necessary.

NOW. THEREFORE. BE IT RESOLVED BY THE BOARD OF DIRECTORS. that the 1.000 shares issued upon the books and records of Jacob Acquisition Corp. as of this date are to hereby be returned for immediate cancellation as of this date and that the Company disclaims any further interest, obligation, entitlement or otherwise between the Company and Jacob Acquisition Corp.; and

BE IT FURTHER RESOLVED that each and all of the actions of the officers of this Company taken to date in connection with the delivery and cancellation of the shares of Jacob Acquisition Corp. are hereby ratified and confirmed.

BE IT FURTHER RESOLVED that a Certificate of Amendment to the Articles of Incorporation is approved which deletes Article XI. if approval is deemed necessary under Oklahoma law.

EFFECTIVE as of the date set forth above.

SA Recovery Corp.

An Oklahoma Corporation

/s/   James A. Ditanna

James A. Ditanna, Chairman, President,

Secretary and Sole Director

MAJORITY CONSENT OF SHAREHOLDERS OF
SA RECOVERY CORP.

July 28. 2008

The undersigned, being the holder of 25,000,000 shares of common stock of SA Recovery Corp., an Oklahoma corporation, constituting 60% of the outstanding shares of voting stock of the Corporation hereby adopts the following resolutions by written consent pursuant to the General Corporation Laws of the State of Oklahoma. as if duly adopted at a duly called and noticed meeting:

WHEREAS, the Company has just completed what is commonly referred to as a Statutory A Reorganization, pursuant to Oklahoma General Corporation Laws, specifically Section 1081, wherein the Company now owns 1.000 shares as of today in Jacob Acquisition Corp., a Oklahoma corporation; and

WHEREAS, the Board of Directors of the Company have determined that these shares are valueless, worthless and should not constitute an entry upon the accounting records of the Company: and

WHEREAS, the Company does not intend to manage, execute, capitalize or further the interest of Jacob Acquisition Corp. at any time; and

WHEREAS, the Company has not managed, controlled, or taken any action of any kind with reference to Jacob Acquisition Corp., wherein Jacob Acquisition Corp. is merely an indirect by-product of the Statutory A Reorganization and not an alter ego of the Company: and

WHEREAS, the Board of Directors believes it in the best interest of the Company to immediately deliver and return the 1,000 shares to the Board of Directors of Jacob Acquisition Corp. for immediately cancellation as of today's date, such that the Company will no longer be shown as an investor upon the books and records of Jacob Acquisition Corp.'s stock registrar and that the incident of ownership was only as of this 28` day of July 2008: and

WHEREAS, the Board of Directors of Jacob Acquisition Corp. wish to amend their Certificate of Incorporation by deleting Article XI from the Articles of Incorporation: and

WHEREAS, consent is hereby given to file the Certificate of Amendment thereby authorizing same and to provide any explanations within the Certificate deemed necessary.

NOW, THEREFORE, BE IT RESOLVED BY THE BOARD OF DIRECTORS, that the 1,000 shares issued upon the books and records of Jacob Acquisition Corp. as of this date are to hereby be returned for immediate cancellation as of this date and that the Company disclaims any further interest, obligation, entitlement or otherwise between the Company and Jacob Acquisition Corp.: and

BE IT FURTHER RESOLVED that each and all of the actions of the officers of this Company taken to date in connection with the delivery and cancellation of the shares of Jacob Acquisition Corp. are hereby ratified and confirmed.

BE IT FURTHER RESOLVED that a Certificate of Amendment to the Articles of Incorporation is approved which deletes Article XL if approval is deemed necessary under Oklahoma law.

Effective as of the date set forth above.

/s/   James A. Ditanna

James A. Ditanna, Chairman, President,

Secretary and Sole Director

SA Recovery Corp

Action of the Stockholders
By

Written Consent

July 28, 2008

Stockholders

Number of Shares Held

/s/ John Heskett

25,000,000 Shares IACE INVESTMENTS TWO, INC

Total:

25,000,000

60% of Outstanding Shares

Endnotes